Exhibit 99.2
UNAUDITED PRO FORMA
CONSOLIDATED CONDENSED FINANCIAL INFORMATION
On May 5, 2011, Travelport Limited (the “Company” or “Travelport”) completed the sale of its Gullivers Travel Associates business comprising of the legal entities of Columbus Technology Developments Limited and GTA Holdco Limited and its wholly owned subsidiaries, together with the business of GTA Americas LLC and OctopusTravel.com (USA) Limited (collectively these entities are referred to as the “GTA Business”) to Kuoni Travel Holding Limited (“Kuoni”) for gross cash consideration of $720 million, subject to certain closing adjustments based on minimum cash and working capital targets. After deducting transaction costs from the cash proceeds received from the sale of its GTA Business, the Company repaid $655 million of indebtedness outstanding under its senior secured credit agreement.
The sale of the GTA Business (the “Sale Transaction”) will be accounted for and presented as discontinued operations in Travelport’s consolidated financial statements. The unaudited pro forma consolidated condensed financial information of Travelport has been adjusted to reflect the Sale Transaction. As a result, Travelport’s historical consolidated balance sheet and consolidated statements of operations have been adjusted on a pro forma basis to reflect the Sale Transaction. The unaudited pro forma consolidated condensed financial information includes:
•	an unaudited pro forma consolidated condensed balance sheet as of December 31, 2010 after giving effect to the Sale Transaction as if it had occurred on December 31, 2010;

•	unaudited pro forma consolidated condensed statements of operations for the years ended December 31, 2010, 2009 and 2008 after giving effect to the Sale Transaction as if it had occurred on January 1, 2008; and

•	Notes to the unaudited pro forma consolidated condensed financial information.
Material nonrecurring charges or credits and the related tax effects which result directly from the Sale Transaction and which will be included in the operating results of the Company within twelve months following the transaction are not included in the unaudited pro forma consolidated condensed statements of operations, but are disclosed in the notes to the unaudited pro forma consolidated condensed financial information contained herein.
The unaudited pro forma consolidated condensed financial information as of and for the years presented herein have been derived primarily from the historical audited consolidated financial statements of the Company as of and for the years ended December 31, 2010, 2009 and 2008, included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2011. These financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma consolidated condensed financial information is based upon available information and assumptions the Company believes are reasonable under the circumstances as of the date of this filing. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated condensed financial information.
The unaudited pro forma consolidated condensed financial information has been provided for information only and should not be considered indicative of the Company’s financial position or results of operations had the Sale Transaction occurred as of the dates indicated. In addition, the unaudited pro forma consolidated condensed financial information does not represent the future financial position or results of operations of the Company. The unaudited pro forma consolidated condensed financial information should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2010 and for the years ended December 31, 2010, 2009 and 2008, which are included in the Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 31, 2011.

TRAVELPORT LIMITED
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

		Pro Forma Adjustments
	Historical	GTA	Other		Pro Forma
(in $ millions)	December 31, 2010(1)	Business(2)	Adjustments(3)		December 31, 2010

Assets
Current assets:
Cash and cash equivalents	242	(148)	127	(4)	221
Accounts receivable (net of allowances for doubtful accounts of $35)	348	(187)	—		161
Deferred income taxes	5	(1)	—		4
Other current assets	204	(19)	(5	)(4-e)	180

Total current assets	799	(355)	122		566
Property and equipment, net	521	(37)	—		484
Goodwill	1,277	(291)	—		986
Trademarks and tradenames	413	(99)	—		314
Other intangible assets, net	1,048	(279)	—		769
Investment in Orbitz Worldwide	91	—	—		91
Non-current deferred income taxes	5	(1)	—		4
Other non-current assets	346	(4)	(8	)(5-f)	334

Total assets	4,500	(1,066)	114		3,548

Liabilities and equity
Current liabilities:
Accounts payable	183	(111)	—		72
Accrued expenses and other current liabilities	809	(335)	(1	)(4-e)	473
Current portion of long-term debt	18	—	(10	)(4-c)	8

Total current liabilities	1,010	(446)	(11)		553
Long-term debt	3,796	—	(645	)(4-c)	3,151
Deferred income taxes	133	(96)	—		37
Other non-current liabilities	233	(13)	—		220

Total liabilities	5,172	(555)	(656)		3,961

Commitments and contingencies
Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding	—	—	—		—
Additional paid in capital	1,011	—	3	(5-e)	1,014
Accumulated deficit	(1,686)	—	332	(5)	(1,354)
Accumulated other comprehensive loss	(9)	(79)	3	(5-d)	(85)
Travelport’s net investment in the GTA Business	—	(432)	432		—

Total shareholders’ equity	(684)	(511)	770		(425)
Equity attributable to non-controlling interest in subsidiaries	12	—	—		12

Total equity	(672)	(511)	770		(413)

Total liabilities and equity	4,500	(1,066)	114		3,548

See Notes to the unaudited pro forma consolidated condensed financial information.

TRAVELPORT LIMITED
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

	Historical	Pro Forma Adjustments			Pro Forma
	Year Ended	GTA	Other		Year Ended
(in $ millions)	December 31, 2010(1)	Business(2)	Adjustments(3)		December 31, 2010

Net revenue	2,290	(294)	—		1,996

Costs and expenses
Cost of revenue	1,164	(45)	—		1,119
Selling, general and administrative	547	(165)	—		382
Restructuring charges	13	(2)	—		11
Depreciation and amortization	252	(42)	—		210

Total costs and expenses	1,976	(254)	—		1,722

Operating income	314	(40)	—		274
Interest expense, net	(272)	(8)	31	(6)	(249)
Gain on early extinguishment of debt	2	—	—		2

Income from continuing operations before income taxes and equity in losses of investment in Orbitz Worldwide	44	(48)	31		27
Provision for income taxes	(60)	13	—		(47)
Equity in losses of investment in Orbitz Worldwide	(28)	—	—		(28)

Net loss from continuing operations	(44)	(35)	31		(48)
Net loss from continuing operations attributable to non-controlling interest in subsidiaries	1	—	—		1

Net loss from continuing operations attributable to the Company	(43)	(35)	31		(47)

See Notes to the unaudited pro forma consolidated condensed financial information

TRAVELPORT LIMITED
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

	Historical	Pro Forma Adjustments			Pro Forma
	Year Ended	GTA	Other		Year Ended
(in $ millions)	December 31, 2009(1)	Business(2)	Adjustments(3)		December 31, 2009

Net revenue	2,248	(267)	—		1,981

Costs and expenses
Cost of revenue	1,090	(41)	—		1,049
Selling, general and administrative	567	(165)	—		402
Restructuring charges	19	(4)	—		15
Depreciation and amortization	243	(56)	—		187
Impairment of goodwill and intangible assets	833	(833)	—		—
Other income	(5)	—	—		(5)

Total costs and expenses	2,747	(1,099)	—		1,648

Operating (loss) income	(499)	832	—		333
Interest expense, net	(286)	(11)	33	(6)	(264)
Gain on early extinguishment of debt	10	—	—		10

(Loss) income from continuing operations before income taxes and equity in losses of investment in Orbitz Worldwide	(775)	821	33		79
Benefit (provision) for income taxes	68	(91)	—		(23)
Equity in losses of investment in Orbitz Worldwide	(162)	—	—		(162)

Net loss from continuing operations	(869)	730	33		(106)
Net income from continuing operations attributable to non-controlling interest in subsidiaries	(2)	—	—		(2)

Net loss from continuing operations attributable to the Company	(871)	730	33		(108)

See Notes to the unaudited pro forma consolidated condensed financial information

TRAVELPORT LIMITED
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

	Historical	Pro Forma Adjustments			Pro Forma
	Year Ended	GTA	Other		Year Ended
(in $ millions)	December 31, 2008(1)	Business(2)	Adjustments(3)		December 31, 2008

Net revenue	2,527	(356)	—		2,171

Costs and expenses
Cost of revenue	1,257	(71)	—		1,186
Selling, general and administrative	649	(171)	—		478
Restructuring charges	27	(4)	—		23
Depreciation and amortization	263	(63)	—		200
Other expense	7	—	—		7

Total costs and expenses	2,203	(309)	—		1,894

Operating income	324	(47)	—		277
Interest expense, net	(342)	(14)	55	(6)	(301)
Gain on early extinguishment of debt	29	—	—		29

Income from continuing operations before income taxes and equity in losses of investment in Orbitz Worldwide	11	(61)	55		5
Provision for income taxes	(43)	16	—		(27)
Equity in losses of investment in Orbitz Worldwide	(144)	—	—		(144)

Net loss from continuing operations	(176)	(45)	55		(166)
Net income from continuing operations attributable to non-controlling interest in subsidiaries	(3)	—	—		(3)

Net loss from continuing operations attributable to the Company	(179)	(45)	55		(169)

See Notes to the unaudited pro forma consolidated condensed financial information

TRAVELPORT LIMITED
NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

1.	Represents balances as reported in the audited consolidated balance sheet as of December 31, 2010 and in the audited consolidated statements of operations for each of the years ended December 31, 2010, 2009 and 2008 included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011.

2.	Balances represent the audited GTA Business financial position as of December 31, 2010 and its audited results of operations for each of the years ended December 31, 2010, 2009 and 2008.

3.	Includes material charges, credits and related tax effects directly attributable to the Sale Transaction and are factually supportable. The balance sheet adjustments give effect to all events directly attributable to the Sale Transaction regardless of whether the adjustments have a continuing impact or are nonrecurring (including profit or loss on disposal of the GTA Business). The statements of operations adjustments give effect to events directly attributable to the Sale Transaction and have a continuing impact. Material nonrecurring charges or credits directly attributable to the Sale Transaction which will impact the results of operations during the next 12 months are not included in the pro forma consolidated condensed statements of operations including profit or loss on disposal of GTA Business.

4.	Represents the net increase in cash and cash equivalents balance as a result of the Sale Transaction as set out below:

(in $ millions)
Gross cash consideration on the sale of the GTA Business	720
Less: Estimated working capital adjustment	(55	)(a)

Proceeds from the sale of the GTA Business after the working capital adjustment	665
Less: Estimated transaction costs	(20	)(b)
Less: Repayment of debt	(655	)(c)
Add: Cash adjustment	133	(d)
Add: Net cash on settlement of derivative contracts	4	(e)

Net increase in cash and cash equivalents	127

(a)	In accordance with the terms of the share purchase agreement (“SPA”) with Kuoni, the gross purchase consideration is adjusted to leave a negative working capital balance (excluding cash and deferred income taxes) of $185 million within the GTA Business. This adjustment assumes a reduction to the gross cash consideration based upon a negative working capital balance of $240 million as of December 31, 2010.

(b)	The Company estimates the Sale Transaction costs to be approximately $20 million.

(c)	Represents the amount of indebtedness under the Company’s senior secured credit agreement repaid from the proceeds of the Sale Transaction. Set out below is a summary of the debt balances repaid:

		Amount to be
(in $ millions)	Maturity	Repaid
Senior Secured Credit Agreement
Term loan facility
Dollar denominated	August 2013	51
Euro denominated	August 2013	19
Dollar denominated	August 2015	451
Euro denominated	August 2015	134

Total		655

Upon repayment of $655 million of debt, the Company is no longer required to make mandatory quarterly principal payments. Therefore, this current portion of long-term debt as of December 31, 2010, amounting to $10 million, has been reclassified from current liabilities to long-term debt.

(d)	In accordance with the terms of the SPA, a cash balance of $15 million is to remain with the GTA Business. The cash adjustment of $133 million is the difference between $148 million of cash and cash equivalents as of December 31, 2010 and $15 million of cash balance to be retained by the GTA Business.

(e)	Represents the fair value of derivative assets and liabilities as of December 31, 2010.

TRAVELPORT LIMITED
NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

5.	Represents the gain on the Sale Transaction and the impact on the accumulated deficit of the Company as of December 31, 2010, as calculated below:

(in $ millions)
Proceeds from the sale of the GTA Business after the working capital adjustment	665	(a)
Less: Estimated transaction costs	(20	)(a)
Less: Net assets of the GTA Business	(511	)(b)
Add: Cash adjustment	133	(c)
Add: Cumulative translation adjustment (“CTA”) relating to the GTA Business	76	(d)
Equity-based compensation costs	(3	)(e)

Gain on sale of the GTA Business	340
Deferred finance cost written off on repayment of debt	(8	)(f)

Total impact on accumulated deficit	332

(a)	See Note 4.

(b)	Represents the net assets of the GTA Business, comprising its total assets of $1,066 million less its total liabilities of $555 million.

(c)	See Note 4(d).

(d)	Represents the total amount of CTA relating to the GTA Business as of December 31, 2010 that is recognized in the statements of operations upon its sale and is computed as follows:

(in $ millions)
CTA from the GTA Business	79
CTA directly attributable to the GTA Business, included in other Travelport entities	(3)

Total	76

(e)	Represents charges for the accelerated vesting of certain equity-based compensation awards as a result of the Sale Transaction.

(f)	Represents additional debt issuance cost amortization as of December 31, 2010 due to the repayment of debt of $655 million (see Note 4(c)).

6.	Represents interest savings due to the repayment of $655 million of debt. There is no tax implication on account of interest savings as the interest expense is recognized in a zero percent tax jurisdiction.